EXHIBIT 99.1

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

October 29, 2016
ASSETS
Current assets:
Cash and cash equivalents	$40,516
Inventories	151,713
Prepaid expenses	18,502
Other current assets	27,677

Total current assets	238,408

Property and equipment:
Furniture, fixtures and equipment	240,079
Leasehold improvements	300,340

540,419
Accumulated depreciation and amortization	(397,760)

142,659

Leased property under capital lease:
Land and building	18,055
Accumulated depreciation and amortization	(6,088)

11,967

Intercompany receivables	(84,402)
Goodwill	1,171,922
Intangible assets, net of accumulated amortization	308,344
Other assets	42,483

1,438,347

Total assets	$1,831,381

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current revolving credit facility	$48,327
Current portion of long-term debt	25,742
Trade accounts payable	71,056
Income taxes payable	7,819
Accrued interest payable	24,492
Accrued expenses and other current liabilities	76,547

Total current liabilities	253,983

Long-term debt	1,921,717
Revolving credit facility	67,871
Obligation under capital lease	16,476
Deferred tax liability	101,206
Deferred rent expense	34,589
Unfavorable lease obligations and other long-term liabilities	10,643

2,152,502

Commitments and contingencies
Stockholder’s deficit:
Common stock	—
Additional paid-in capital	545,736
Accumulated other comprehensive loss, net of tax	(50,747)
Accumulated deficit	(1,070,093)

(575,104)

Total liabilities and stockholder’s deficit	$1,831,381

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(in thousands)

	Three Months Ended October 29, 2016	Three Months Ended October 31, 2015	Nine Months Ended October 29, 2016	Nine Months Ended October 31, 2015
Net sales	$312,041	$332,677	$928,860	$1,000,259
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	166,833	179,724	495,869	531,652

Gross profit	145,208	152,953	432,991	468,607

Other expenses:
Selling, general and administrative	112,964	118,442	333,058	347,829
Depreciation and amortization	14,061	15,464	41,917	45,652
Impairment of assets	142,271	—	142,271	—
Severance and transaction-related costs	205	200	1,903	1,027
Other income, net	(3,900)	(2,185)	(5,493)	(4,651)

	265,601	131,921	513,656	389,857

Operating (loss) income	(120,393)	21,032	(80,665)	78,750
Gain on early debt extinguishment	317,323	—	317,323	—
Interest expense, net	47,101	55,296	157,803	164,760

Income (loss) before income tax (benefit) expense	149,829	(34,264)	78,855	(86,010)
Income tax (benefit) expense	(749)	1,675	(888)	4,216

Net income (loss)	$150,578	$(35,939)	$79,743	$(90,226)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Nine Months Ended October 29, 2016
Cash flows from operating activities:
Net income	$79,743
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	41,917
Impairment of assets	142,271
Amortization of lease rights and other assets	2,054
Amortization of debt issuance costs	6,176
Accretion of debt premium	(2,029)
Non-cash in kind interest expense	9,156
Net unfavorable accretion of lease obligations	(190)
Loss on sale/retirement of property and equipment, net	228
Gain on early debt extinguishment	(317,323)
Gain on sale of intangible assets/lease rights	(303)
Stock-based compensation benefit	(11)
(Increase) decrease in:
Inventories	(1,249)
Prepaid expenses	(4,960)
Other assets	(1,658)
Increase (decrease) in:
Trade accounts payable	(1,353)
Income taxes payable	355
Accrued interest payable	(23,416)
Accrued expenses and other liabilities	(9,374)
Deferred income taxes	(2,377)
Deferred rent expense	(1,274)

Net cash used in operating activities	(83,617)

Cash flows from investing activities:
Acquisition of property and equipment	(12,351)
Acquisition of intangible assets/lease rights	(110)
Proceeds from sale of intangible assets/lease rights	303

Net cash used in investing activities	(12,158)

Cash flows from financing activities:
Proceeds from revolving credit facilities	165,427
Payments on revolving credit facilities	(40,935)
Payment of debt issuance costs	(11,272)
Principal payments on capital lease	(176)
Capital contribution from Parent	11,550

Net cash provided by financing activities	124,594

Effect of foreign currency exchange rate changes on cash and cash equivalents	(7,174)

Net increase in cash and cash equivalents	21,645
Cash and cash equivalents, at beginning of period	18,871

Cash and cash equivalents, at end of period	$40,516

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Balance Sheet

(in thousands)

October 29, 2016
ASSETS
Current assets:
Cash and cash equivalents	$20,494
Inventories	57,695
Prepaid expenses	14,599
Other current assets	11,191

Total current assets	103,979

Property and equipment:
Furniture, fixtures and equipment	65,657
Leasehold improvements	96,188

161,845
Accumulated depreciation and amortization	(112,340)

49,505

Intercompany receivables	112,466
Goodwill	184,405
Intangible assets, net	204,510
Other assets	35,626

537,007

Total assets	$690,491

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current revolving credit facility	$48,327
Trade accounts payable	44,847
Income taxes payable	6,449
Accrued interest payable	289
Accrued expenses and other current liabilities	32,649

Total current liabilities	132,561

Long-term debt	108,905
Deferred tax liability	8,000
Deferred rent expense	8,972

125,877

Stockholder’s equity:
Common stock	2
Additional paid in capital	770,859
Accumulated other comprehensive loss, net of tax	(50,747)
Accumulated deficit	(288,061)

432,053

Total liabilities and stockholder’s equity	$690,491

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	Three Months Ended October 29, 2016	Nine Months Ended October 29, 2016
Net sales	$119,156	$341,895
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	61,871	183,394

Gross profit	57,285	158,501

Other expenses:
Selling, general and administrative	45,583	135,151
Depreciation and amortization	5,434	15,895
Impairment of assets	138,271	138,271
Severance and transaction-related costs	205	557
Other income	(1,627)	(5,229)

	187,866	284,645

Operating loss	(130,581)	(126,144)
Interest expense, net	766	1,393

Loss before income taxes	(131,347)	(127,537)
Income tax expense	98	790

Net loss	(131,445)	(128,327)
Foreign currency translation adjustments	(1,421)	(1,870)
Net loss on intra-entity foreign currency transactions, net of tax	(3,632)	(1,443)

Other comprehensive loss	(5,053)	(3,313)

Comprehensive loss	$(136,498)	$(131,640)

CLSIP Holdings LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Nine Months Ended October 29, 2016
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—

CLSIP LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Nine Months Ended October 29, 2016
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—